UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 30, 2006, Health Management Associates, Inc. (the “Company”) entered into a Third Supplemental Indenture (the “Supplemental Indenture”) with U.S. Bank National Association, as trustee. The Supplemental Indenture modified that certain Indenture dated as of July 29, 2003 (as previously amended, the “Original Indenture”), which governs the Company’s 1.50% Convertible Senior Subordinated Notes due 2023 (the “2023 Notes”).

Pursuant to the Original Indenture, the Company pays interest at 1.50% per annum of the principal face amount of the 2023 Notes. The Supplemental Indenture provides that the Company will make additional cash payments (“Non-Put Payments”) to the noteholders equal to 2.875% per annum of the principal face amount of the outstanding 2023 Notes. Accordingly, the noteholders will receive total annual payments of 4.375% of the principal face amount of their outstanding 2023 Notes. The Non-Put Payments will be made semi-annually, in arrears, on February 1 and August 1 of each year. The first of the Non-Put Payments will be on February 1, 2007 to holders of record on January 15, 2007. The Original Indenture did not provide for Non-Put Payments.

The Supplemental Indenture also eliminated the Company’s ability to redeem the 2023 Notes, in whole or in part, until August 5, 2010. Under the Original Indenture, the Company could redeem the 2023 Notes, in whole or in part, at any time on or after August 5, 2008.

The Supplemental Indenture does not affect the rights of the noteholders to require the Company to redeem their 2023 Notes on August 1, 2006, August 1, 2008, August 1, 2013 and August 1, 2018, or upon the occurrence of certain “Fundamental Changes” (as such term is defined in the Original Indenture) prior to August 1, 2008.

The Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure provided by the Company pursuant to Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 8.01 Other Events.

On June 30, 2006, the Company issued a press release announcing the execution of the Supplemental Indenture and the temporary suspension of its previously announced $250 million common stock repurchase program. The repurchase program is expected to be suspended until the close of business on August 1, 2006 which is the next date that the noteholders can exercise their rights under the Original Indenture to cause the Company to repurchase their 2023 Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Third Supplemental Indenture between Health Management Associates, Inc. and U.S. Bank National Association, as Trustee, Dated June 30, 2006 to Indenture Dated as of July 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: July 5, 2006	By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President, General Counsel and
Corporate Secretary